UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 10, 2010

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8503 Hilltop Drive, Ooltewah, Tennessee	37363
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 238-4171

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 10, 2010, Miller Industries, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing its financial results for the quarter and year ended December 31, 2009.  A copy of the Earnings Release is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 10, 2010, the Company issued a press release announcing that its Board of Directors had elected Theodore H. Ashford III to the Company’s Board of Directors, effective April 1, 2010.  A copy of the press release is attached hereto as Exhibit 99.2 to this Form 8-K.

Additional information regarding the election of Mr. Ashford to the Company’s Board of Directors is included in the Company’s Form 10-K for fiscal year ended December 31, 2009 to be filed with the Securities and Exchange Commission on March 10, 2010.

ITEM 8.01	OTHER EVENTS

On March 10, 2010, the Company issued a press release announcing that its Board of Directors declared a cash dividend of $0.10 per share on its outstanding common stock.  This dividend is payable March 25, 2010 to shareholders of record at the close of business on March 18, 2010.  A copy of the press release is attached as Exhibit 99.3 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Miller Industries, Inc. dated March 10, 2010 announcing its financial results for the quarter and year ended December 31, 2009

99.2	Press Release of Miller Industries, Inc. dated March 10, 2010 announcing the election of Theodore H. Ashford III to the Board of Directors

99.3	Press Release of Miller Industries, Inc. dated March 10, 2010 announcing the declaration of a cash dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER INDUSTRIES, INC.
(Registrant)

By:	/s/ J. Vincent Mish
J. Vincent Mish
Executive Vice President and Chief Financial Officer

Date:  March 10, 2010